EXHIBIT 5.3





                                 March 9, 2006


Morgan Stanley ABS Capital I Inc.
1585 Broadway
New York, New York 10036


             Re: Morgan Stanley ABS Capital I Inc. Registration Statement on Form S-3
                   --------------------------------------------------------


Ladies and Gentlemen:

         We have acted as counsel for Morgan Stanley ABS Capital I Inc., a Delaware corporation (the "Corporation"), in connection with the preparation of its registration statement on Form S-3 (the "Registration Statement") relating to the issuance from time to time in one or more series (each, a "Series") of asset-backed securities (the "Securities") that are registered on such Registration Statement. The Securities may be issued in the form of Asset-Backed Notes (the "Notes") or Asset-Backed Certificates (the "Certificates"). The Registration Statement has been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). As set forth in the Registration Statement, each Series of Securities will be issued by a separate trust to be formed by the Corporation (each, a "Trust") under and pursuant to the conditions of a separate pooling and servicing agreement, trust agreement or indenture (each, an "Agreement"), each to be identified in the prospectus supplement for such Series of Securities.

                  We have made investigations of law and have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such documents and records of the Registrant and such other instruments and Registrant and such other persons, as we have deemed appropriate as a basis for the opinions expressed below. We express no opinion with respect to any series of Securities for which we do not act as counsel to the Registrant.

                  The opinions expressed below are subject to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and to general equity principles.

                  We are admitted to the Bar of the State of New York and we express no opinion as to the laws of any other jurisdiction except as to matters that are governed by Federal law or the laws of the State of New York. All opinions expressed herein are


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Morgan Stanley ABS Capital I Inc.
March 9, 2006
Page 2


based on laws, regulations and policy guidelines currently in force and may be affected by future regulations.



                  Based upon the foregoing, we are of the opinion that:

                  (1) When, in respect of a series of Securities, an Agreement has been duly executed and delivered by all necessary parties for such series, such Agreement will be a valid and legally binding obligation of the Registrant; and

                  (2) When an Agreement or Indenture for a series of Securities has been duly executed and delivered by all necessary parties for such series, and when the Securities of such series have been duly executed and authenticated in accordance with the provisions of the Agreement and issued and sold as contemplated in the Registration Statement and prospectus, as amended or supplemented and delivered pursuant to Section 5 of the 1933 Act in connection therewith, such Securities will be legally and validly issued, fully paid and nonassessable, and the holders of such Securities will be entitled to the benefits of such Agreement. Any Securities issued as Notes will be valid and legally binding obligations of the related Trust, subject to bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforceability is sought in a proceeding in equity or at law).

         In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York (excluding choice of law principles therein) and the federal laws of the United States of America. We note that the Registration Statement provides that a Trust may be organized as a statutory trust under Delaware law, and that the form of trust agreement included as Exhibit 4.2 provides that it shall be governed by Delaware law. Accordingly, we express no opinion herein regarding the Certificates to the extent issued by a Delaware statutory trust pursuant to such a trust agreement.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the 1933 Act or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                          Very truly yours,


                                          /s/     DEWEY BALLANTINE LLP

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